UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 28, 2015, TPG Specialty Lending, Inc. issued the following press release:

TPG Specialty Lending, Inc. Addresses TICC’s Desperate Attempts to Protect a Misplaced Payment to a Failed Manager

TSLX Reminds TICC Stockholders that Their Votes Still Count and Calls on Them to Vote Today - Voting GOLD Will Allow Stockholders to Potentially Realize the Value of the TSLX Offer

NEW YORK—(BUSINESS WIRE)—TPG Specialty Lending, Inc. (“TSLX”; NYSE:TSLX), a specialty finance company focused on lending to middle-market companies, today sent a letter to stockholders of TICC Capital Corp. (“TICC”; Nasdaq:TICC) commenting on TICC’s recent statements regarding the Benefit Street Partners transaction and agreement with Raging Capital Management, LLC.

A copy of the letter follows:

Dear Fellow TICC Stockholders:

We’re writing to ensure that you have access to simple facts regarding the future of your investment in TICC Capital Corp. (“TICC”) and the sale of TICC’s adviser (the “BSP Transaction”) to Benefit Street Partners, L.L.C., an affiliate of Providence Equity Partners L.L.C. (“BSP”).

A simple review of the record shows that TICC has not been forthcoming with its stockholders.

A FEDERAL JUDGE HAS DECLARED THAT TICC LIKELY VIOLATED THE LAW AND MISLED STOCKHOLDERS

The market has noticed TICC’s detrimental actions and expressed its concern time and again. All three proxy advisors that independently advise stockholders on how to vote, five of the six leading independent analysts that cover TICC, and notable TICC stockholders have clearly expressed significant concerns related to the BSP Transaction.

TICC’s desperate actions to strike an agreement with a single stockholder and to adjust BSP’s fees once again do not change the basic facts. The BSP Transaction is still inferior. TICC’s adviser still does not deserve to be paid MILLIONS for a failed performance.

TICC HAS REPEATEDLY MADE DESPERATE EFFORTS TO PROTECT THE MILLIONS SELF-INTERESTED DIRECTORS WILL BE PAID

TPG Specialty Lending, Inc. (“TSLX”) has presented an offer that delivers a substantial and upfront premium to stockholders and opportunity to participate in the value creation of an industry leading platform. In contrast, TICC has:

•	Refused to engage in any substantial conversations regarding our offer.

•	Been found to have likely misled stockholders and violated the law regarding how it disclosed details of the BSP Transaction.

•	At least twice altered its deal with BSP under pressure from others.

•	Struck a side deal with one stockholder demonstrating its continued lack of alignment in protecting the interests of ALL stockholders.

Adding insult to injury, TICC has taken these self-serving actions after 12 years of absolutely abysmal total returns for stockholders. Once again, we present TICC’s total return figures for stockholders to consider against key benchmarks and TSLX’s performance.

				TICC Relative Underperformance
Total Return %	One Year	Three Year	Since IPO[1]	One Year	Three Year	Since IPO
TICC	(21.8)%	(13.9)%	51.6%	—	—	—
BDC Composite[2]	(9.8)	7.4	206.0	(12.0)%	(21.3)%	(154.4)%
S&P 500	1.8	43.8	143.7	(23.6)	(57.7)	(92.1)
US Treasuries	3.2	3.9	60.4	(25.0)	(17.9)	(8.8)
Investment Grade Corporate Debt	1.1	7.3	84.3	(22.8)	(21.2)	(32.7)
High Yield Corporate Debt	(1.5)	10.7	105.7	(20.3)	(24.6)	(54.1)
TSLX[3]	12.0%	51.6%	N/A	(33.8)%	(65.5)%	N/A

Note: Market data as of 15-Sep-2015; Source: Bloomberg, fixed income benchmark data from Markit iBoxx

Stockholders must ask why TICC’s manager should be PAID millions to be replaced when it can be replaced at NO COST? Stockholders have already paid this manager more than $127 million for a completely failed performance. This performance has destroyed the value of stockholders’ investment and left its future in question, with five of the six analysts covering TICC expecting it will have to cut its dividend.

Raging Capital Management, LLC (“Raging”) previously called upon TICC to postpone the special meeting of TICC stockholders originally scheduled for October 27, 2015 and to “run a full, fair and complete strategic review process to maximize value for all TICC stockholders.” To our great disappointment, Raging Capital announced its support for the BSP Transaction with no review, no process, and certainly no maximizing of value. The only thing that has happened is a self-serving deal to BUY this stockholder’s support in a bald attempt to push through an inferior transaction.

TICC and its Special Committee continue to blatantly withhold key facts from you, as they have been doing for weeks. A federal judge had to intervene and issue a stinging critique of TICC AND ITS SPECIAL COMMITTEE’s behavior and a direct order that TICC correct serious and blatant attempts to mislead stockholders on critical facts. You deserve better! How can anything TICC tells stockholders about the BSP Transaction now be trusted?

ONE FACT HASN’T CHANGED – ONLY TSLX IS OFFERING STOCKHOLDERS AN IMMEDIATE, UPFRONT PREMIUM

Under TSLX’s proposal, TICC stockholders would receive an upfront premium and the opportunity to participate in the value creation of a market-leading platform. Our proposal constitutes a 20% premium to the closing price of TICC shares the day before we announced it publicly.4 We stand by our offer and are ready to deliver value to TICC stockholders.

VOTE THE GOLD PROXY CARD AGAINST MANAGEMENT’S PROPOSALS TODAY!

Do not let TICC continue to mislead you. Tell TICC that you are fed up with their mismanagement. Vote the GOLD card NOW to send a clear message to TICC to engage with TSLX. Visit www.changeTICCnow.com for more information about TSLX’s compelling offer.

Sincerely,

Joshua Easterly

Chairman, Board of Directors

Co-Chief Executive Officer

Michael Fishman

Co-Chief Executive Officer

If you have any questions concerning this letter or TSLX’s proposal,

please call MacKenzie Partners at one of the phone numbers listed below.

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

TPG@mackenziepartners.com

(212) 929-5500 (call collect)

or

TOLL-FREE (800) 322-2885

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX”, or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $12 billion of assets under management, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein includes forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding TSLX proposed business combination transaction with TICC Capital Corp. (“TICC”) (including any financing required in connection with the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding TPG Specialty Lending, Inc.’s (“TSLX”, or the “Company”) (and TSLX and TICC’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX (and the combined businesses of TSLX and TICC), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC, actual results or performance to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”). Risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate the transaction on the terms set forth in the proposal or on other terms, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of the transaction or any failure to complete the transaction, competitive responses to the announcement or consummation of the transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of the transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, liabilities, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions. In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K. Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

The information set forth herein is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. TSLX has filed with the SEC and mailed to TICC stockholders a definitive proxy statement and accompanying GOLD proxy card to be used to solicit votes at a special meeting of stockholders of TICC scheduled to be held on October 27, 2015 against (a) approval of the new advisory agreement between TICC and TICC Management, LLC (the “Adviser”), to take effect upon a change of control of the Adviser in connection with the entrance of the Adviser into a purchase agreement with an affiliate of Benefit Street Partners L.L.C. (“BSP”), pursuant to which BSP will acquire control of the Adviser, (b) the election of six directors nominated by TICC’s board of directors, and (c) the proposal to adjourn the meeting if necessary or appropriate to solicit additional votes.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND ITS OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND AT TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participant in the solicitation is TSLX and certain of its directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX directly beneficially owned 1,633,660 shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 10, 2015, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

[1]	TICC and benchmark returns to 21-Nov-2003
[2]	BDC Composite comprised of ACAS, AINV, ARCC, FSC, GBDC, HTGC, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, TCRD and BKCC
[3]	TSLX 3-year total return based off of 30-Jun-2012 NAV per share, 15-Sep-2015 closing stock price, and cumulative dividends declared during the period
[4]	For reference, the TSLX Proposal represents a 12.8% discount to TICC’s NAV as of June 30, 2015, a narrower discount than the price at which the shares have traded since June 30th.

Contacts

Investors

Robert Ollwerther

TPG Specialty Lending

212-430-4119

bollwerther@tpg.com

or

Lucy Lu

TPG Specialty Lending

212-601-4753

llu@tpg.com

or

Charlie Koons

MacKenzie Partners, Inc.

212-929-5708

ckoons@mackenziepartners.com

or

Media

Luke Barrett

TPG Specialty Lending

212-601-4752

lbarrett@tpg.com

or

Tom Johnson or Pat Tucker

Abernathy MacGregor

212-371-5999

tbj@abmac.com / pct@abmac.com